UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2016

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2016 (the “Closing Date”), CV Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (“SPA”) with an institutional accredited investor (“Investor”) pursuant to which Investor invested $2,000,000 (the “Financing”). On the Closing Date, the Company issued to Investor a Secured Convertible Promissory Note (the “Note”) in the principal amount of $2,055,000, in exchange for payment by Investor of $2,000,000. The principal sum of the Note reflects the amount invested, plus a 2.25% “Original Issue Discount” (“OID”) and a $10,000 reimbursement of Investor’s legal fees. Out of the proceeds from the Note, the Company paid the sum of $25,000 to its placement agent, Meyers & Associates, L.P. The Company received net proceeds of $1,975,000 in exchange for the Note.

In connection with the Financing, and in addition to the SPA and the Note, on the Closing Date, the Company and Investor entered into a Security Agreement, pursuant to which the Company granted a first priority lien and security interest in and to its inventory, accounts receivable and equipment to secure payment under the Note. The SPA, the Note and the Security Agreement are collectively referred to herein as the “Transaction Documents.”

The Note matures in 13 months, and is convertible at the option of Investor at any time into shares of the Company’s common stock at a conversion price equal to $0.50 per share. The Company may prepay the Note at any time by payment to Investor of 125% of the principal, interest and other amounts then due under the Note. The Company may prepay the Note notwithstanding an earlier notice of conversion from Investor, provided that in such event Investor may convert an amount not to exceed $300,000 under the Note.

Commencing on the date that is six (6) months from the issuance of the Note, Investor may redeem a portion of the Note in monthly amounts not to exceed $275,000. Provided the Company has not suffered an “Event of Default” and is in compliance with certain “Equity Conditions” (unless waived by Investor in either case), the Company may make redemption payments by the issuance of common stock in lieu of cash payments. If the Company chooses to make redemption payments in stock, the number of shares issuable shall be determined based upon a price per share equal to the lesser of $0.50 per share or 70% of the average of the three (3) lowest closing bid prices in the previous twenty (20) trading days; provided, however, that the percentage reflected above (the “Conversion Factor”) shall adjust downward if (a) the 20-day average bid price is below $0.25 per share (in which case the Conversion Factor shall be reduced by 10%), (b) the Company is not DWAC eligible (in which case the Conversion Factor shall be reduced by 5%), (c) there has occurred a “Major Default” (in which case the Conversion Factor shall be reduced by 5% for each Major Default).

Events of Default include the events set forth in Section 4.1 of the Note, and include, but are not limited to, failure to make timely payments, failure to deliver conversion shares, bankruptcy, receivership, insolvency, failure to reserve required shares for issuance upon conversion, and failure to be DWAC eligible. The Equity Conditions required for payment of redemption installments in stock are set forth in Attachment 1, Section A12 of the Note, and include, but are not limited to, maintaining eligibility under Rule 144, listing on an exchange, the timely delivery of all conversion shares, compliance with laws and no trading suspension.

Upon an Event of Default under the Note, Investor may accelerate the outstanding principal amount of all outstanding Note, plus accrued and unpaid interest, and other amounts owing through the date of acceleration. In the event of such acceleration, the interest rate on the Note shall accrue at 22% per annum or the maximum rate permitted under applicable law. Upon acceleration, the amount due will be 115% of the outstanding principal amount of the Note and accrued and unpaid interest, together with payment of all other amounts, costs, expenses and liquidated damages due under the Note.

Pursuant to the terms of the SPA and the Note, the Company is required to reserve and keep available out of its authorized and unissued shares of common stock a number of shares of common stock at least equal to three (3) times the number of shares issuable on conversion of the Note.

The foregoing summary description of the terms of the Transaction Documents may not contain all information that is of interest to the reader. For further information regarding the terms of the Transaction Documents, reference is made to such Transaction Documents, which are filed hereto as Exhibits 10.1 – 10.3, and are incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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The issuance of the Note and the issuance of the shares of the Company’s common stock upon conversion of the Note in connection with the Financing is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

(d)

On May 24, 2016, and as more particularly described below in “Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”, the Board of Directors of the Company (the “Board”) amended the Company’s Bylaws in accordance with the provisions of the Company’s Bylaws, as amended, and Certificate of Incorporation, as amended, to increase the number of directors constituting the Board from four (4) to (5). Concurrently, the Board, in accordance with the Company’s Bylaws, appointed Michael Mona III, the Company’s Chief Operating Officer, to fill the newly created vacancy on the Board and serve as a director of the Company, effective May 24, 2016. Pursuant to the Company’s Bylaws, Mr. Mona III shall hold office until the next election of directors by the shareholders of the Company.

Mr. Mona was appointed as Vice President of Operations on July 31, 2013 (his titled was changed to Chief Operating Officer of the Company in March 2016) and has been instrumental in developing the worldwide supply chain for hemp products. Mr. Mona’s expertise in hemp farming, processing, testing and product development has greatly aided the Company in developing new markets for hemp-based products. Mr. Mona heads our consumer product business segment and also leads our efforts to bring hemp, as a viable economic crop, back to the United States through our affiliation with the Kentucky State Department of Agriculture. Prior to the Company, Mr. Mona held various management positions in the real estate/construction industry including serving as a managing member of Mona Co. Development from 2009-2013. Mr. Mona graduated from the University of San Diego in Business Administration.

There are no arrangements or understandings between Mr. Mona III and any other person pursuant to which he was selected as a director of the Company, and Mr. Mona III has not and will not receive any equity grants or other compensation in connection with his service on the Board. There are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Mr. Mona III in connection with his election to the Board of Directors. Mr. Mona III is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 24, 2016, the Board unanimously approved the amendment of Article III, Section 3.2 of the Company’s bylaws to increase the number of authorized directors from four (4) to five (5) directors. The text of the amendment is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amendment to the Bylaws of the Company, as amended.
10.1	Form of Securities Purchase Agreement, dated May 25, 2016, by and between the Company and Investor.
10.2	Form of Secured Convertible Promissory Note, issued the Company on May 25, 2016 to Investor.
10.3	Form of Security Agreement, dated May 25, 2016, by and between the Company and Investor.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2016

CV SCIENCES, INC.

By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President and Chief Executive Officer

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